                               REGISTER.COM, INC.
                            STOCK ISSUANCE AGREEMENT

AGREEMENT made this 25th day of July, 2005, by and between Register.com, Inc., a
Delaware corporation, and David Moore, a Participant in the Corporation's
Amended and Restated 2000 Stock Incentive Plan.

All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

                              A. PURCHASE OF SHARES

1. PURCHASE. Participant hereby purchases 7,000 shares of Common Stock (the
"Purchased Shares") pursuant to the provisions of the Stock Issuance Program at the purchase price of $0.0001 per share (the "Purchase Price").

2. PAYMENT. Concurrently with the delivery of this Agreement to the Corporation,
Participant shall pay the Purchase Price for the Purchased Shares in cash or check payable to the Corporation and shall deliver a duly-executed blank
Assignment Separate from Certificate (in the form attached hereto as Exhibit I)
with respect to the Purchased Shares.

3. STOCKHOLDER RIGHTS. Until such time, if any, as the Corporation exercises the
Repurchase Right, Participant (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of this Agreement.

4. ESCROW. The Corporation shall have the right to hold the Purchased Shares in escrow until those shares have vested in accordance with the Vesting Schedule.

5. COMPLIANCE WITH LAW. Under no circumstances shall shares of Common Stock or other assets be issued or delivered to Participant pursuant to the provisions of this Agreement unless, in the opinion of counsel for the Corporation or its successors, there shall have been compliance with all applicable requirements of
Federal and state securities laws, all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the
Common Stock is at the time listed for trading and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

                            B. TRANSFER RESTRICTIONS

1. RESTRICTION ON TRANSFER. Except for any Permitted Transfer, Participant shall not transfer, assign, encumber or otherwise dispose of any of the Purchased
Shares while they are subject to the Repurchase Right.

2. RESTRICTIVE LEGEND. The stock certificate for the Purchased Shares shall be endorsed with the following restrictive legend:

"The shares represented by this certificate are unvested and subject to certain repurchase rights granted to the Corporation and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated as of July 25, 2005 between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Corporation's principal corporate offices."

3. TRANSFEREE OBLIGATIONS. Each person (other than the Corporation) to whom the
Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to the Repurchase Right to the same extent such shares would be so subject if retained by Participant.

                               C. REPURCHASE RIGHT

1. GRANT. The Corporation is hereby granted the right (the "Repurchase Right"), exercisable at any time during the ninety (90)-day period following the date
Participant ceases for any reason to remain in Service, provided, however, if, prior to such cessation of Service the Corporation enters into an agreement to effect a Change in Control (the "Change in Control Agreement"), then the
Repurchase Right shall not become exercisable unless the Change in Control
Agreement is terminated, and thereafter, the Corporation shall have a ninety
(90)-day period during which to exercise the Repurchase Right. During the applicable 90-day period when the Repurchase Right is exercisable (the "Exercise
Period"), the Corporation may repurchase at the Purchase Price all or any portion of the Purchased Shares in which Participant is not, at such time vested in accordance with the Vesting Schedule (such shares to be hereinafter referred to as the "Unvested Shares").

2. EXERCISE OF THE REPURCHASE RIGHT. The Repurchase Right shall be exercisable by written notice delivered to each Owner of the Unvested Shares prior to the expiration of the Exercise Period. The notice shall indicate the number of
Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. The certificates representing the Unvested Shares to be repurchased shall be delivered to the Corporation on or before the close of business on the date specified for the repurchase. Concurrently with the receipt of such stock certificates, the Corporation shall pay to Owner, in cash or cash equivalent
(including the cancellation of any purchase-money indebtedness), an amount equal to the Purchase Price previously paid for the Unvested Shares to be repurchased from Owner. Notwithstanding the foregoing, in the event the Corporation fails to provide written notice of exercise or waiver of the Repurchase Right, the
Repurchase Right shall be deemed exercised on the 90th day of the Exercise
Period, and Owner shall waive all rights to the Unvested Shares.

3. VESTING SCHEDULE AND TERMINATION OF THE REPURCHASE RIGHT. The Purchased
Shares shall vest and the Repurchase Right shall terminate and cease to be exercisable with respect to the Purchased Shares immediately prior to the consummation of any Change in Control pursuant to a Change in Control Agreement.

4. RECAPITALIZATION. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Purchased Shares or into which the Purchase Shares are converted shall be immediately subject to the Repurchase Right and any escrow requirements hereunder, but only to the extent the Purchased Shares are at the time covered by such right or escrow requirements. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of securities subject to this Agreement and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such Recapitalization upon the Corporation's capital structure; provided, however, that the aggregate Purchase Price shall remain the same.

                             D. SPECIAL TAX ELECTION

1. SECTION 83(B) ELECTION. Under Code Section 83, the excess of the fair market value of the Purchased Shares on the date any forfeiture restrictions applicable to such shares lapse over the Purchase Price paid for such shares will be reportable as ordinary income on the lapse date. For this purpose, the term
"forfeiture restrictions" includes the right of the Corporation to repurchase the Purchased Shares pursuant to the Repurchase Right. Participant may elect under Code Section 83(b) to be taxed at the time the Purchased Shares are acquired, rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal
Revenue Service within thirty (30) days after the date of this Agreement. Even if the fair market value of the Purchased Shares on the date of this Agreement equals the Purchase Price paid (and thus no income is reportable), the election must be made to avoid adverse tax consequences in the future. THE FORM FOR
MAKING THIS ELECTION IS ATTACHED AS EXHIBIT II HERETO. PARTICIPANT UNDERSTANDS
THAT FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30)-DAY PERIOD
WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME AS THE FORFEITURE RESTRICTIONS
LAPSE.

2. FILING RESPONSIBILITY. PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT'S SOLE
RESPONSIBILITY, AND NOT THE CORPORATION'S, TO FILE A TIMELY ELECTION UNDER CODE
SECTION 83(b), EVEN IF PARTICIPANT REQUESTS THE CORPORATION OR ITS
REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

                              E. GENERAL PROVISIONS

1. ASSIGNMENT. The Corporation may assign the Repurchase Right to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Corporation.

2. NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining
Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant's Service at any time for any reason, with or without cause, subject to any other written agreements between the Company and the Participant.

3. NOTICES. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

4. NO WAIVER. The failure of the Corporation in any instance to exercise the
Repurchase Right shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Participant. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

5. CANCELLATION OF SHARES. If the Corporation shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the
Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

6. PARTICIPANT UNDERTAKING. Participant hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the Purchased
Shares pursuant to the provisions of this Agreement.

7. AGREEMENT IS ENTIRE CONTRACT. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This
Agreement is made pursuant to the provisions of the Plan and shall, except as otherwise provided in this Agreement, be construed in conformity with the terms of the Plan.

8. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without resort to that
State's conflict-of-laws rules.

9. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Participant, Participant's assigns and the legal representatives, heirs and legatees of Participant's estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

10. WITHHOLDING. No later than the date as of which an amount first becomes includible in the gross income of Participant for federal income tax purposes with respect to any Common Stock, Participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount. The obligations of the
Corporation under this Agreement shall be conditioned on compliance by
Participant with this Paragraph E.10, and the Participant shall, to the extent permitted by law, have the right to satisfy any withholding obligations hereunder by having any such taxes deducted from any payment otherwise due to
Participant, including the delivery of the Common Stock that gives rise to the withholding requirement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

REGISTER.COM, INC.

/s/ Roni Jacobson
---------------------------
Address: 575 Eighth Avenue, 8th Floor New York, NY 10018

David Moore

/s/ David Moore
---------------------------
Address:

                                    EXHIBIT I
                      ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED _____________________ hereby sell(s), assign(s) and transfer(s) unto Register.com, Inc. (the "Corporation"), ________________(____)
shares of the common stock of the Corporation standing in his or her name on the books of the Corporation represented by Certificate No. _____________ herewith and do(es) hereby irrevocably constitute and appoint ________________________
Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated: ________________________

                                    SIGNATURE

Instruction: Please do not fill in any blanks other than the signature line.
Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Corporation to exercise the Repurchase Right without requiring additional signatures on the part of Participant.

                                   EXHIBIT II

SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1) The taxpayer who performed the services is:

Name:
Address:
Taxpayer Ident. No.:

(2) The property with respect to which the election is being made is _________
shares of the common stock of Register.com, Inc.

(3) The property was issued on _______________________.

(4) The taxable year in which the election is being made is the calendar year
________.

(5) The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if, subject to a limited exception, for any reason taxpayer's employment with the issuer is terminated. The issuer's repurchase right lapses upon a Change in Control.

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is
$_____________ per share.

(7) The amount paid for such property is $_______________ per share.

(8) A copy of this statement was furnished to Register.com, Inc. for whom taxpayer rendered the services underlying the transfer of property.

(9) This statement is executed on ________.

------------------------
Taxpayer

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Stock Issuance Agreement. This filing should be made by registered or certified mail, return receipt requested.
Participant must retain two (2)

copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.

                                    APPENDIX

The following definitions shall be in effect under the Agreement:

A. Agreement shall mean this Stock Issuance Agreement.

B. Board shall mean the Corporation's Board of Directors.

C. Change in Control shall mean, notwithstanding any definition of such term contained in the Plan, the occurrence of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of
Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (x)
the then outstanding shares of Common Stock of the Corporation (the "Outstanding
Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan
(or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (ii) below; or

(ii) Consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Corporation or an acquisition of the assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to consummation of such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of
Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or other governing body, if applicable), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to the consummation of such Business Combination of the Outstanding Corporation Common
Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no
Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust)) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the entity resulting from such Business Combination or of the combined voting power of the then outstanding voting securities of

such entity, except to the extent that such ownership existed prior to the consummation of the Business Combination, and (C) at least a majority of the members of the board of directors (or other governing body, if applicable) of the entity resulting from such Business Combination were members of the
Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iii) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

D. Code shall mean the Internal Revenue Code of 1986, as amended.

E. Common Stock shall mean the Corporation's common stock.

F. Corporation shall mean Register.com, Inc., a Delaware corporation.

G. Owner shall mean Participant and all subsequent holders of the Purchased
Shares who derive their chain of ownership through a Permitted Transfer from
Participant.

H. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

I. Participant shall mean the person to whom the Purchased Shares are issued under the Stock Issuance Program.

J. Permitted Transfer shall mean (i) a gratuitous transfer of the Purchased
Shares, provided and only if Participant obtains the Corporation's prior written consent to such transfer, or (ii) a transfer of title to the Purchased Shares effected pursuant to Participant's will or the laws of intestate succession following Participant's death.

K. Plan shall mean the Corporation's Amended and Restated 2000 Stock Incentive
Plan.

L. Plan Administrator shall mean either the Board or a committee of the Board acting in its administrative capacity under the Plan.

M. Purchase Price shall have the meaning assigned to such term in Paragraph A.1.

N. Purchased Shares shall have the meaning assigned to such term in Paragraph
A.1.

O. Recapitalization shall mean any change in corporate capitalization
(including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Corporation

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(including any extraordinary cash or stock dividend), any reorganization
(whether or not such reorganization comes within the definition of such term in
Section 368 of the Code) or any partial or complete liquidation of the Company.

P. Repurchase Right shall mean the right granted to the Corporation in accordance with Article C.

Q. Service shall mean the Participant's performance of services for the
Corporation (or any Parent or Subsidiary) in the capacity of an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a non-employee member of the board of directors or a consultant.

R. Stock Issuance Program shall mean the Stock Issuance Program under the Plan.

S. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

T. Vesting Schedule shall mean the vesting schedule specified in Paragraph C.3.

U. Unvested Shares shall have the meaning assigned to such term in Paragraph
C.1.

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